						EXHIBIT 99.3

DHI Group, Inc.
Segment Disclosures

	2016					2017
All amounts in thousands	Q1	Q2	Q3	Q4	FY	Q1	Q2

NEW SEGMENTS (1)
Revenues
Tech-focused	$42,922	$43,215	$42,739	$41,724	$170,600	$39,549	$39,276
Healthcare	6,958	6,955	6,735	6,418	27,066	6,714	6,565
Corporate & Other	8,406	7,503	6,599	6,796	29,304	5,927	6,559
Total	$58,286	$57,673	$56,073	$54,938	$226,970	$52,190	$52,400

Depreciation & Amortization
Tech-focused	$2,640	$2,680	$2,021	$1,641	$8,982	$1,598	$1,837
Healthcare	814	713	757	640	2,924	670	700
Corporate & Other	1,610	1,240	1,270	610	4,730	601	853
Total	$5,064	$4,633	$4,048	$2,891	$16,636	$2,869	$3,390

Operating Income (Loss)
Tech-focused	$11,832	$14,118	$14,147	$13,970	$54,067	$11,098	$10,117
Healthcare	(279)	107	(366)	(392)	(930)	(450)	(642)
Corporate & Other	(8,911)	(5,740)	(29,864)	(5,231)	(49,746)	(6,353)	(5,473)
Total	$2,642	$8,485	$(16,083)	$8,347	$3,391	$4,295	$4,002

(1) Tech-focused: Dice, Dice Europe, eFinancialCareers and ClearanceJobs; Healthcare: Health eCareers; Corporate & Other: Hcareers, Rigzone, BioSpace, getTalent, Slashdot Media (Q1 2016 only), and Corporate.

AS PREVIOUSLY REPORTED (2)
Revenues
Tech & Clearance	$34,006	$34,153	$33,971	$33,325	$135,455	$31,690	$31,303
Global Industries Group	16,554	16,546	15,352	15,152	63,604	13,758	14,504
Healthcare	6,958	6,955	6,735	6,418	27,066	6,714	6,565
Corporate & Other	768	19	15	43	845	28	28
Total	$58,286	$57,673	$56,073	$54,938	$226,970	$52,190	$52,400

Depreciation & Amortization
Tech & Clearance	$2,466	$2,499	$1,853	$1,484	$8,302	$1,456	$1,695
Global Industries Group	1,693	1,304	1,308	615	4,920	589	610
Healthcare	814	713	757	640	2,924	670	700
Corporate & Other	91	117	130	152	490	154	385
Total	$5,064	$4,633	$4,048	$2,891	$16,636	$2,869	$3,390

Operating Income (Loss)
Tech & Clearance	$11,833	$13,291	$12,896	$13,647	$51,667	$11,444	$10,712
Global Industries Group	646	2,477	(22,817)	1,592	(18,102)	118	510
Healthcare	(278)	107	(366)	(392)	(929)	(450)	(642)
Corporate & Other	(9,559)	(7,390)	(5,796)	(6,500)	(29,245)	(6,817)	(6,578)
Total	$2,642	$8,485	$(16,083)	$8,347	$3,391	$4,295	$4,002

(2) Tech & Clearance: Dice, Dice Europe and ClearanceJobs; Global Industry Group: eFinancialCareers, Rigzone, Hcareers and BioSpace; Healthcare: Health eCareers; Corporate & Other: Brightmatter, Slashdot Media (Q1 2016 only), and Corporate